EXHIBIT 4.12

Date                                  2007

TYLER NAVIGATION INC.
and
PASEDENA NAVIGATION INC.
as joint and several Borrowers

- and -

THE GOVERNOR AND COMPANY OF
THE BANK OF SCOTLAND
as Lender

__________________________________

LOAN AGREEMENT
__________________________________

relating to a loan facility
of up to US$70,000,000
to part-finance the acquisition of two 37,000 dwt
product tankers from Hyundai Mipo Dockyard Co. Ltd., Korea

CONSTANT & CONSTANT
2, Defteras Merarchias
185 35 Piraeus
Greece

INDEX

CLAUSE NO.		PAGE NO.

1	INTERPRETATION	1

2	FACILITY	14

3	DRAWDOWN	14

4	INTEREST	15

5	INTEREST PERIODS	16

6	DEFAULT INTEREST	17

7	REPAYMENT AND PREPAYMENT	18

8	CONDITIONS PRECEDENT	20

9	REPRESENTATIONS AND WARRANTIES	21

10	GENERAL UNDERTAKINGS	23

11	CORPORATE UNDERTAKINGS	26

12	INSURANCE	27

13	SHIP COVENANTS	32

14	SECURITY COVER	36

15	PAYMENTS AND CALCULATIONS	37

16	APPLICATION OF RECEIPTS	38

17	APPLICATION OF EARNINGS	37

18	EVENTS OF DEFAULT	40

19	FEES AND EXPENSES	44

20	INDEMNITIES	45

21	NO SET-OFF OR TAX DEDUCTION	47

22	ILLEGALITY, ETC	48

23	INCREASED COSTS	48

24	SET OFF	49

INDEX

CLAUSE NO.	PAGE NO.

25	TRANSFERS AND CHANGES IN LENDING OFFICES	50

26	VARIATIONS AND WAIVERS	50

27	NOTICES	51

28	JOINT AND SEVERAL LIABILITY	52

29	SUPPLEMENTAL	53

30	LAW AND JURISDICTION	53

SCHEDULE 1	DRAWDOWN NOTICE	55

SCHEDULE 2	CONDITION PRECEDENT DOCUMENTS	57

SCHEDULE 3	AMOUNT OF EACH INSTALMENT UNDER EACH SHIPBUILDING CONTRACT	62

SCHEDULE 4	MANDATORY COSTS	63

EXECUTION PAGE		65

THIS LOAN AGREEMENT is made on                            2007

BETWEEN:

(1)
TYLER NAVIGATION INC. and PASEDENA NAVIGATION INC., each being a corporation incorporated in the Republic of the Marshall Islands and whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as joint and several Borrowers; and

(2)	THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND acting through its office at Pentland House, 8 Lochside Avenue, Edinburgh EH12 9DJ, Scotland as Lender.

WHEREAS

(A)
The Lender has agreed to make available to the Borrowers a facility of up to US$70,000,000 in two Tranches (each in 6 Advances) each in an amount not exceeding the lesser of (a) US$35,000,000 and (b) 75% of the Fair Market Value of each Ship as at its Delivery Date, for the purpose of part-financing the Contract Price of the Ships which are to be constructed by the Builder for, and purchased by, the Borrowers.

(B)	The Lender may enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers’ exposure under this Agreement to interest rate fluctuations.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Definitions. Subject to Clause 1.5, in this Agreement:

“Accounts Pledge”  means a deed or deeds of pledge in respect of the Earnings Accounts and the Retention Account, in such form as the Lender may approve or require;

“Advance” means the principal amount of each borrowing by the Borrowers under this Agreement;

“Approved Flag”  means, in relation to a Ship, the Marshall Islands flag or such other flag as the Lender may, in its sole and absolute discretion, approve as the flag on which a Ship shall be registered;

“Approved Flag State”  means, in relation to a Ship, the Republic of the Marshall Islands or any other country in which the Lender may, in relation to a Ship, in its sole and absolute discretion, approve that a Ship be registered;

“Approved Manager”  means, in relation to a Ship, such company which the Borrowers shall propose as the commercial and technical managers of each Ship prior to the Delivery Date of each Ship and which shall be acceptable to the Lender in its sole discretion;

“Approved Manager’s Undertaking”  means, in relation to each Ship, a letter of undertaking executed by the Approved Manager in favour of the Lender in the terms required by the Lender agreeing certain matters in relation to the Approved Manager and subordinating the rights of the Approved Manager against such Ship and the Borrower which is the owner thereof to the rights of the Lender under the Finance Documents, in such form as the Lender may approve or require;

“Availability Period” means the period commencing on the date of this Agreement and ending on:

(a)
31 August 2010 (or such later date as the Lender may agree with the Borrowers, which agreement shall not be unreasonably withheld in relation to any permissible delay under a Shipbuilding Contract); or

(b)	if earlier, the date on which the Commitment is fully borrowed, cancelled or terminated;

“Borrower” means each of Pasedena and Tyler and, in the plural, means all of them;

“Builder” means Hyundai Mipo Dockyard Co. Ltd., a corporation organised and existing under the laws of the Republic of Korea, with its principal office at 1381 Bangeo-Dong, Dong-Ku, Ulsan, Korea;

“Business Day”  means a day on which banks are open in London, Athens, Piraeus and (in relation to any payment to be made to the Builder) Korea, and in respect of a day on which a payment is required to be made under a Finance Document, also in New York City ;

“Commitment” means the sum of up to $70,000,000 as such amount may be reduced, cancelled or terminated in accordance with this Agreement;

“Confirmation” and “Early Termination Date”, in relation to any continuing Designated Transaction, have the meanings given in the Master Agreement;

“Contract Price”  means, in respect of each Ship, $44,235,000 being the amount payable by the relevant Borrower pursuant to the Shipbuilding Contract relating thereto (as the same may be adjusted pursuant to the terms of such Shipbuilding Contract);

“Contractual Currency” has the meaning given in Clause 20.4;

“Corporate Guarantee” means the guarantee to be given by the Corporate Guarantor, in such form as the Lender may approve or require;

“Corporate Guarantor”  means Omega Navigation Enterprises, Inc., a corporation incorporated in The Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960;

“Deferred Interest”  means the interest on the first two Advances under each Tranche accruing from the Drawdown Date of each such Advance up until the Drawdown Date of the third Advance under each Tranche;

“Delivery Advance” means, in relation to a Ship, the final Advance in respect of each Tranche, the amount of which shall be calculated in accordance with Clause 3.2(e);

“Delivery Date” means, in relation to a Ship, the date on which title to and possession of that Ship is transferred from the Builder to the relevant Borrower;

“Designated Transaction” means a Transaction which fulfils the following requirements:

(a)	it is entered into by the Borrowers pursuant to the Master Agreement; and

(b)
its purpose is the hedging of the Borrower’s exposure under this Agreement to fluctuations in LIBOR arising from the funding of the Loan or any part thereof for a period expiring no later than the final Repayment Date;

“Dollars” and “$” means the lawful currency for the time being of the United States of America;

“Drawdown Date” means, in relation to an Advance, the date requested by the Borrowers for an Advance to be made, or (as the context requires) the date on which such Advance is actually made;

“Drawdown Notice” means a notice in the form set out in Schedule 1 (or in any other form which the Lender approves or reasonably requires);

“Earnings”  means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower owning that Ship or the Lender and which arise out of the use or operation of that Ship, including (but not limited to):

(a)
all freight, hire and passage moneys, compensation payable to the Borrower owning that Ship or the Lender in the event of requisition of that Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(b)	all moneys which are at any time payable under Insurances in respect of loss of earnings; and

(c)
if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship;

“Earnings Account” means, in relation to each Ship, the account in the name of the Borrower owning such Ship with the Lender in Glasgow designated “[name of Borrower] - Earnings Account”, or any other account (with that or another office of the Lender or with a bank or financial institution other than the Lender) which is designated by the Lender as the Earnings Account for the purposes of this Agreement;

“Environmental Claim” means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and “claim” means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

“Environmental Incident” means:

(a)	any release of Environmentally Sensitive Material from a Ship; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship or either Borrower and/or any operator or manager is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where either Borrower and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

“Environmental Law”  means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

“Environmentally Sensitive Material”  means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

“Event of Default” means any of the events or circumstances described in Clause 18.1;

“Fair Market Value” means, in respect of each Ship, the market value thereof determined from time to time in accordance with Clause 14.4;

“Finance Documents” means:

(a)	this Agreement;

(b)	the Corporate Guarantee;

(c)	the Pre Delivery Security Assignments;

(d)	the Master Agreement;

(e)	the Master Agreement Security Deed;

(f)	the Mortgages;

(g)	the General Assignments;

(h)	the Accounts Pledge;

(i)	the Approved Manager’s Undertakings; and

(j)
any other document (whether creating a Security Interest or not) which is executed at any time by any Borrower or the Corporate Guarantor or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lender under this Agreement or any of the documents referred to in this definition;

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;

“General Assignment”  means, in relation to a Ship, a general assignment of the Earnings, the Insurances and any Requisition Compensation of such Ship, in such form as the Lender may approve or require;

“Hedging Exposure”  means, as at any relevant date, the amount certified by the Lender to be the aggregate net amount in Dollars which would be payable by the Borrowers to the Lender under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement if an Early Termination Date had occurred on the relevant date in relation to all continuing Designated Transactions;

“Hull 2189”  means the 37,000 dwt product tanker with Hull No. 2189 which is to be constructed by the Builder for, and purchased by, Tyler under the Hull 2189 Shipbuilding Contract;

“Hull 2190” means the 37,000 dwt product tanker with Hull No. 2190 which is to be constructed by the Builder for, and purchased by, Pasedena under the Hull 2190 Shipbuilding Contract;

“Hull 2189 Refund Guarantee”  means the irrevocable and unconditional guarantee number M0902-706-LG-00299 dated 21 June 2007 issued by the Refund Guarantor in favour of Tyler pursuant to the Hull 2189 Shipbuilding Contract;

“Hull 2190 Refund Guarantee”  means the irrevocable and unconditional guarantee number M0902-706-LG-00300 dated 21 June 2007 issued by the Refund Guarantor in favour of Pasedena pursuant to the Hull 2190 Shipbuilding Contract;

“Hull 2189 Shipbuilding Contract”  means the Shipbuilding Contract dated 15 June 2007 between the Builder and Tyler for the construction by the Builder of Hull 2189 and its purchase by Tyler (as supplemented from time to time);

“Hull 2190 Shipbuilding Contract”  means the Shipbuilding Contract dated 15 June 2007 made between the Builder and Pasedena for the construction by the Builder of Hull 2190 and its purchase by Pasedena (as supplemented from time to time);

“Insurances” means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of such Ship in any protection and indemnity or war risks association, which are effected in respect of such Ship, her Earnings or otherwise in relation to her; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

“Interest Period” means, in relation to an Advance, a period determined in accordance with Clause 5;

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) (as amended by MSC 104 (73)) and A.913(22) (superseding Resolution A.788(19)), as the same may be amended, supplemented or superseded from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code);

“ISPS Code” means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time);

“ISSC” means a valid and current International Ship Security Certificate issued under the ISPS Code;

“Lender” means:

(a)
The Governor and Company of the Bank of Scotland, acting through its office at Pentland House, 8 Lochside Avenue, Edinburgh EH12 9DJ, Scotland (or though another branch notified to the Lender under Clause 25.6) or its direct or indirect successor; or

(b)	a direct or indirect assignee of such bank or financial institution or of a successor of it; or

(c)
a direct or indirect successor of an assignee such as its mentioned in (b), unless any of the foregoing has assigned all its rights, and novated all its obligations and liabilities, under the Finance Department;

 “LIBOR”  means, for an Interest Period:

(a)
the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on REUTERS BBA Page LIBOR 01 at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period (and, for the purposes of this Agreement, “REUTERS BBA Page LIBOR 01” means the display designated as “REUTERS BBA Page LIBOR 01” on the Telerate Service or such other page as may replace REUTERS BBA Page LIBOR 01 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British

Bankers’ Association for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollars); or

(b)
if no rate is quoted on REUTERS BBA Page LIBOR 01, the rate per annum determined by the Lender to be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent.) of the rates per annum at which deposits in Dollars are offered to leading banks by other leading banks in the London Interbank Market at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

“Loan” means the principal amount for the time being outstanding under this Agreement;

“Major Casualty”  means, in relation to a Ship, any casualty to the Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $250,000 or the equivalent in any other currency;

“Mandatory Costs” means the percentage rate per annum calculated by the Lender in accordance with Schedule 4;

“Margin” means, in relation to a Tranche:

(a)	from the date of this Agreement up to the date of payment of the third instalment under each Shipbuilding Contract, one point one two five per cent (1.125%) per annum;

(b)
from the date of payment of the third instalment under each Shipbuilding Contract up to the date of payment of the fifth instalment under each Shipbuilding Contract, one point one per cent (1.1%) per annum;

(c)
from the date of payment of the fifth instalment under each Shipbuilding Contract up to the date of payment of the sixth instalment under each Shipbuilding Contract, one point zero five per cent (1.05%) per annum; and

(d)	from the date of delivery of each Ship under each Shipbuilding Contract, zero point eight five per cent (0.85%) per annum;

“Master Agreement”  means the master agreement (on the 1992 and/or 2002 ISDA (Multicurrency-Crossborder) form), together with the schedule thereto in the form agreed, to be signed between the Borrowers and the Lender and includes all Designated Transactions from time to time entered into (whether by way of novation or otherwise) and Confirmations from time to time exchanged under such master agreement;

“Master Agreement Security Deed”  means the deed to be executed by the Borrowers in favour of the Lender in respect of all the Borrower’s rights under the Master Agreement, in such form as the Lender may approve or require;

“Mortgage”  means, in relation to a Ship, the first preferred or priority ship mortgage in favour of the Lender on that Ship under the Approved Flag (and deed of covenant collateral thereto, if applicable), in such form as the Lender may approve or require;

“Negotiation Period” has the meaning given in Clause 4.7;

“Pasedena” means Pasedena Navigation Inc., a corporation incorporated in the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960;

“Payment Currency” has the meaning given in Clause 20.4;

“Permitted Security Interests” means:

(a)	Security Interests created by the Finance Documents;

(b)	liens for unpaid crew’s wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months’ prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

(e)
liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the relevant Borrower in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 13.13(g);

(f)
any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where a Borrower is prosecuting or defending such action in good faith by appropriate steps; and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment other than taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

“Pertinent Jurisdiction”, in relation to a company, means:

(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company's central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)	a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c) above;

“Potential Event of Default”  means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Lender and/or the satisfaction of any other condition, would constitute an Event of Default;

“Pre Delivery Security Assignment”  means, in relation to a Shipbuilding Contract and a Refund Guarantee, an assignment of such Shipbuilding Contract and of such Refund Guarantee, in such form as the Lender may approve or require;

“Refund Guarantee”  means each of the Hull 2189 Refund Guarantee and the Hull 2190 Refund Guarantee and, in the plural, means all of them;

“Refund Guarantor” means Korea Export Import Bank (“KEXIM”) acting through its office at 16-1, Yoido-Dong, Yeongdeungpo-Gu, Seoul 150-996, Korea;

“Relevant Person” has the meaning given in Clause 18.7;

“Repayment Date” means a date on which a repayment is required to be made under Clause 7;

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”;

“Retention Account”  means an account in the name of the Borrowers with the Lender in Glasgow designated “Tyler Navigation Inc./Pasedena Navigation Inc. - Retention Account”, or any other account (with that or another office of the Lender or with a bank or financial institution other than the Lender) which is designated by the Lender as the Retention Account for the purposes of this Agreement;

“Secured Liabilities”  means all liabilities which the Borrowers, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or by virtue of the Finance Documents or any judgment relating to the Finance Documents; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the rights of the plaintiff under an action in rem in which the vessel concerned has been arrested or a writ has been issued or similar step taken; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Party” means the Corporate Guarantor, the Approved Manager and any other person (except the Lender) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within paragraph (i) of the definition of “Finance Documents”;

“Security Period” means the period commencing on the date of this Agreement and ending on the date on which the Lender notifies the Borrowers and the Security Parties that:

(a)	all amounts which have become due for payment by any Borrower or any Security Party under the Finance Documents have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

(c)	no Borrower nor any Security Party has any future or contingent liability under Clause 19, 20 or 21 below or any other provision of this Agreement or another Finance Document; and

(d)
the Lender does not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of a Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

“Ship” means each of Hull 2189 and Hull 2190 and, in the plural, means all of them;

“Shipbuilding Contract” means each of the Hull 2189 Shipbuilding Contract and the Hull 2190 Shipbuilding Contract and, in the plural, means all of them;

“Total Loss”  means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of a Ship;

(b)
any expropriation, confiscation, requisition or acquisition of a Ship, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension;

(c)	any condemnation of a Ship by any tribunal or by any person or person claiming to be a tribunal;

(d)	any arrest, capture, seizure or detention of a Ship (including any hijacking or theft) unless she is within 30 days redelivered to the full control of the Borrower owning such Ship;

“Total Loss Date” means, in relation to a Ship:

(a)	in the case of an actual loss of a Ship, the date on which it occurred or, if that is unknown, the date when such Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of a Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)
the date of any compromise, arrangement or agreement made by or on behalf of the Borrower owning such Ship, with such Ship's insurers in which the insurers agree to treat such Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Lender that the event constituting the total loss occurred;

“Tranche A” means the aggregate of the six Advances to be made available by the Lender to the Borrowers to assist Tyler in its acquisition of Hull 2189;

“Tranche B” means the aggregate of the six Advances to be made available by the Lender to the Borrowers to assist Pasedena in its acquisition of Hull 2190;

“Tranche” means either of Tranche A or Tranche B, and in the plural means all of them; and

“Tyler” means Tyler Navigation Inc., a corporation incorporated in the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.

1.2	Construction of certain terms. In this Agreement:

“approved” means, for the purposes of Clause 12, approved in writing by the Lender;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“document” includes a deed; also a letter, fax or telex;

“excess risks”  means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of her insured value being less than the value at which the Ship is assessed for the purpose of such claims;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any form of delegated legislation, any order or decree, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 1.3;

“obligatory insurances”  means, in relation to a Ship, all insurances effected, or which the Borrower owning the Ship is obliged to effect, under Clause 12 below or any other provision of this Agreement or another Finance Document;

“parent company” has the meaning given in Clause 1.4;

“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks”  means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline (either having the force of law or compliance with which is reasonable in the ordinary course of business of the party concerned) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary” has the meaning given in Clause 1.4;

“successor” includes any person who is entitled (by assignment, novation, merger or otherwise) to any other person’s rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganisation of it or any other person;

“tax”  includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

“war risks” includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls) (1/10/83) or clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

1.3
Meaning of “month”.  A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

1.4	Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attached to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S.

1.5	General Interpretation.

(a)	In this Agreement:

(i)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(ii)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise; and

(iii)	words denoting the singular number shall include the plural and vice versa.

(b)	Clauses 1.1 to 1.4 and paragraph (a) of this Clause 1.5 apply unless the contrary intention appears.

(c)	References in Clause 1.1 to a document being in the form of a particular Appendix include references to that form with any modifications to that form which the Lender approves or reasonably requires.

(d)	The clause headings shall not affect the interpretation of this Agreement.

2	FACILITY

2.1
Amount of facility.  Subject to the other provisions of this Agreement, the Lender shall make available to the Borrowers a loan facility of up to $70,000,000 in two Tranches (each in six Advances), each in an amount not exceeding the lesser of (a) $35,000,000 and (b) 75% of the Fair Market Value of the relevant Ship as at its Delivery Date.

2.2	Purpose of Loan. Each Borrower undertakes with the Lender to use each Advance only for the purpose stated in the preamble to this Agreement.

3	DRAWDOWN

3.1
Request for Advance.  Subject to the following conditions, the Borrowers may request an Advance to be made by ensuring that the Lender receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 3 Business Days prior to the intended Drawdown Date.

3.2	Availability. The conditions referred to in Clause 3.1 are that:

(a)	a Drawdown Date has to be a Business Day during the Availability Period;

(b)
the amount of the first two Advances in respect of each Tranche shall not exceed 90% of the amount of the first and second instalments under each Shipbuilding Contract as stated in Schedule 3 hereto, together with accrued interest on drawings hereunder up to payment of the third instalment under each Shipbuilding Contract;

(c)	the amount of the third and fourth Advances of each Tranche shall not exceed 80% of the amount of the third and fourth instalments under each Shipbuilding Contract, as stated in Schedule 3 hereto;

(d)	the amount of the fifth Advance of each Tranche shall not exceed 62.5% of the amount of the fifth instalment under each Shipbuilding Contract, as stated in Schedule 3 hereto;

(e)
the amount of each Tranche shall not exceed the lesser of (i) $35,000,000 and (ii) 75% of the Fair Market Value of the Ship financed by such Tranche (calculated as at the Delivery Date of the relevant Ship);

(f)	the aggregate amount of the Tranches shall not exceed $70,000,000; and

(g)	the Borrowers have complied with the provisions of Clause 8.1 with respect to the relevant Advance.

3.3
Drawdown Notice irrevocable.  A Drawdown Notice must be signed by a director or other authorised person of each Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Lender.

3.4
Disbursement of Advance.  Subject to the provisions of this Agreement, the Lender shall on each Drawdown Date pay to the Borrowers the amount of the relevant Advance; and that payment to the Borrowers shall be made to the account which the Borrowers specify in the Drawdown Notice.

3.5
Disbursement of Advance to third party.   The payment by the Lender under Clause 3.4 shall constitute the making of the Advance and the Borrowers shall thereupon become indebted, as principal and direct obligor, to the Lender in an amount equal to that Advance.

4	INTEREST

4.1
Payment of normal interest.  Subject to Clause 4.2 and to the other provisions of this Agreement, interest on each Advance in respect of each Interest Period shall be paid by the Borrowers on the last day of that Interest Period.

4.2	Payment of Deferred Interest. The accrued Deferred Interest for each Tranche will be due and payable by the Borrowers to the Lender as follows:

(a)	the Deferred Interest for Tranche A on the Delivery Date for Hull 2189; and

(b)	the Deferred Interest for Tranche B on the Delivery Date for Hull 2190.

The Deferred Interest shall constitute a loan advanced from the Lender to the Borrowers forming part of the Loan, secured by the Finance Documents, and due and payable on the dates provided above. Such loan shall be (a) of a principal amount equal to the amount of the Deferred Interest, (b) treated as advanced to the Borrowers at the times of accrual thereof and (c) bearing interest at the rate of interest provided for hereunder up and until full repayment.

4.3
Normal rate of interest.  Subject to the provisions of this Agreement, the rate of interest on each Advance in respect of an Interest Period shall be the aggregate of (i) the applicable Margin, (ii) the Mandatory Costs (if any) and (iii) LIBOR for that Interest Period.

4.4
Payment of accrued interest.  In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

4.5
Notification of market disruption.  The Lender shall promptly notify the Borrowers if for any reason the Lender is unable to obtain Dollars in the London Interbank Market in order to fund an Advance or the Loan during any Interest Period, stating the circumstances which have caused such notice to be given.

4.6
Suspension of drawdown.  If the Lender's notice under Clause 4.5 is served before an Advance is made, the Lender’s obligation to make that Advance shall be suspended while the circumstances referred to in the Lender's notice continue.

4.7
Negotiation of alternative rate of interest.  If the Lender’s notice under Clause 4.5 is served after an Advance or the Loan is made available, the Borrowers and the Lender shall use reasonable endeavours to agree, within the 30 days after the date on which the Lender serves its notice under Clause 4.5 (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lender to fund or continue to fund the Advance or the Loan during the Interest Period concerned.

4.8
Application of agreed alternative rate of interest.  Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

4.9
Alternative rate of interest in absence of agreement.  If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant  circumstances are continuing at the end of the Negotiation Period, then the Lender shall set an interest period and interest rate representing the cost of funding of the Lender in Dollars or in any available currency of the relevant Advance or the Loan plus the applicable Margin and the Mandatory Costs (if any); and the procedure provided for by this Clause 4.8 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Lender.

4.10
Notice of prepayment.  If the Borrowers do not agree with an interest rate set by the Lender under Clause 4.9, the Borrowers may give the Lender not less than 15 Business Days' notice of their intention to prepay the relevant Advance or the Loan at the end of the interest period set by the Lender.

4.11
Prepayment; termination of Commitments. A notice under Clause 4.10 shall be irrevocable and on the last Business Day of the interest period set by the Lender, the Borrowers shall prepay (without premium or penalty) the Loan together with accrued interest thereon at the applicable rate plus the applicable Margin and the Mandatory Costs (if any).

4.12	Application of prepayment. The provisions of Clause 7 shall apply in relation to the prepayment.

4.13
Interest Rate Hedging. The Borrowers shall enter into interest rate hedging arrangements pursuant to the Master Agreement to fix the interest rate relative to at least 50% of the amount of the Loan, following drawdown of the Delivery Advance with respect to the last Ship to be delivered. Unless the Lender agrees otherwise, any such hedging arrangements shall be from floating rate to fixed rate only and shall not (i) exceed the amount of the Loan or (ii) extend beyond the final Repayment Date.

5	INTEREST PERIODS

5.1
Commencement of Interest Periods.  The first Interest Period applicable to an Advance shall commence on the Drawdown Date for that Advance and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

5.2	Duration of normal Interest Periods. Subject to Clauses 5.3 and 5.4, each Interest Period in respect of each Advance shall be:

(a)	1, 3 or 6 months as notified by the Borrowers to the Lender not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period; or

(b)
in the case of the first Interest Period applicable to the second and any subsequent Advance of each Tranche, a period ending on the last day of the then current Interest Period applicable to such Tranche, whereupon all of the Advances in respect of such Tranche shall be consolidated and treated as a single Advance;

(c)	3 months, if the Borrowers fail to notify the Lender by the time specified in paragraph (a) above; or

(d)	such other period as the Lender may agree with the Borrowers.

5.3
Duration of Interest Periods for repayment instalments.  In respect of an amount due to be repaid under Clause 7 on a particular Repayment Date, an Interest Period in relation to the relevant Tranche shall end on that Repayment Date.

5.4
Non-availability of matching deposits for Interest Period selected.  If, after the Borrowers have selected an Interest Period longer than 3 months, the Lender notifies the Borrowers by 11.00 a.m. (London time) on the second Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 3 months duration.

6	DEFAULT INTEREST

6.1
Payment of default interest on overdue amounts.  The Borrowers shall pay interest in accordance with the following provisions of this Clause 6 on any amount payable by the Borrowers under any Finance Document which the Lender or the other designated payee does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 18.4, the date on which it became immediately due and payable.

6.2
Default rate of interest.  Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Lender to be two per cent. (2%) above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at paragraphs (a) and (b) of Clause 6.3; or

(b)	in the case of any other overdue amount, the rate set out at paragraph (b) of Clause 6.3.

6.3	Calculation of default rate of interest. The rates referred to in Clause 6.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period);

(b)
the aggregate of the Mandatory Costs (if any) and the applicable Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Lender may select from time to time:

(i)	LIBOR; or

(ii)
if the Lender determines that Dollar deposits for any such period are not being made available to it by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Lender by reference to the cost of funds to it from such other sources as the Lender may from time to time determine.

6.4
Notification of interest periods and default rates.  The Lender shall promptly notify the Borrowers of each interest rate determined by the Lender under Clause 6.3 and of each period selected by the Lender for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrowers are liable to pay such interest only with effect from the date of the Lender's notification.

6.5
Payment of accrued default interest.  Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on (i) the last day of the period by reference to which it was determined and (ii) the date on which any principal amount in respect of which it is accruing is paid.

6.6	Compounding of default interest. Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

7	REPAYMENT AND PREPAYMENT

7.1
Amount of repayment instalments.  The Borrowers shall repay each Tranche by forty (40) equal consecutive quarterly instalments of Five hundred and six thousand seven hundred and fifty Dollars ($506,750) each and by a balloon payment of fourteen million seven hundred and thirty thousand Dollars ($14,730,000).

7.2	Repayment Dates.

(a)
The first instalment in respect of Tranche A shall be repaid on the date falling three (3) months after the Drawdown Date of the Delivery Advance for Hull 2189, each subsequent instalment shall be repaid at three monthly intervals thereafter and the balloon payment for Tranche A shall be repaid on the date falling on the tenth anniversary of the Drawdown Date for the Delivery Advance for Hull 2189.

(b)
The first instalment in respect of Tranche B shall be repaid on the next succeeding repayment date for Tranche A following the Drawdown Date of the Delivery Advance for Hull 2190, each subsequent instalment shall be repaid at three monthly intervals thereafter and the balloon payment for Tranche B shall be repaid on the date falling on the tenth anniversary of the Drawdown Date for the Delivery Advance for Hull 2190.

(c)
If the amount of either Tranche drawdown hereunder is less than $35,000,000 then the amount of the relevant repayment instalments and the amount of the balloon payment shall be reduced pro rata by the amount of such difference.

7.3	Final Repayment Date. On the final Repayment Date, the Borrowers shall additionally pay to the Lender all other sums then accrued or owing under any Finance Document.

7.4	Voluntary prepayment. Subject to the following conditions, the Borrowers may prepay the whole or part of a Tranche on the last day of an Interest Period in respect thereof.

7.5	Conditions for voluntary prepayment. The conditions referred to in Clause 7.4 are that:

(a)	a partial prepayment shall be in the minimum amount of one million Dollars ($1,000,000) or a multiple thereof;

(b)
the Lender has received from the Borrowers at least one month’s prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made (such date shall be the last day of an Interest Period of the relevant Tranche);

(c)
the Borrowers have provided evidence satisfactory to the Lender that any consent required by any Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any requirement relevant to this Agreement which affects any Borrower or any Security Party has been complied with.

7.6
Effect of notice of prepayment.  A prepayment notice may not be withdrawn or amended without the consent of the Lender and the amount specified in the prepayment notice shall become due and payable by the Borrowers on the date for prepayment specified in the prepayment notice.

7.7	Mandatory prepayment. The Borrowers shall be obliged to cancel the relevant portion of the Commitment and/or to prepay the relevant portion of the Loan specified in Clause 7.8:

(a)	if a Ship is sold (which sale shall be subject to the prior written consent of the Lender) or becomes a Total Loss:

(i)	in the case of a sale, on or before the date on which the sale is completed by delivery of such Ship to the buyer; or

(ii)	in the case of a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Lender of the proceeds of insurance relating to such Total Loss;

(b)	if any of the following occurs, on demand by the Lender:

(i)
any of the events specified in Article XI of a Shipbuilding Contract or any other default by a Borrower or the Builder under any Shipbuilding Contract, giving a right of rescission or termination of the Shipbuilding Contract either to the relevant Borrower and/or the Builder;

(ii)
any Shipbuilding Contract or any Refund Guarantee is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in force for any reason (other than by way of expiry in accordance with its terms); or

(iii)
any Shipbuilding Contract is materially amended or varied without the prior written consent of the Lender, except for any such amendment or variation as is permitted by this Agreement or any other relevant Finance Document; or

(iv)
any Ship has not for any reason been delivered to and accepted by the relevant Borrower under the relevant Shipbuilding Contract by the date falling 210 days after the applicable scheduled Delivery Date referred to in Article VII of each Shipbuilding Contract, together with (if, following a prepayment under this Clause 7.7, the Borrowers would be required to make a prepayment (or provide additional security) under Clause 14.1) the amount of any such prepayment due under Clause 14.1.

7.8	Amount of Mandatory Prepayment. The relevant portion of the Commitment to be cancelled and the relevant portion of the Loan to be prepaid in the circumstances contemplated in Clause 7.7 is:

(a)	if paragraph (a) of Clause 7.7 applies:

(i)	if prior to the delivery of a Ship, the Advances made in relation to such Ship shall be prepaid in full and the undrawn Advances for such Ship shall be cancelled; and

(ii)	if after delivery of a Ship, the Tranche relating to such Ship shall be prepaid in full;

(b)	if paragraph (b) of Clause 7.7 applies, the Advances made in relation to such Ship shall be prepaid in full and the undrawn Advances for such Ship shall be cancelled.

7.9
Amounts payable on prepayment.  A prepayment shall be made together with accrued interest (and any other amount payable under Clause 20 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period relating to the relevant Tranche, together with any sums payable under Clause 20.1(b) but without premium or penalty.

7.10
Application of partial prepayment.  Each partial prepayment made pursuant to Clause 7.4 or any other provisions of this Agreement, shall be applied pro rata against the repayment instalments (including the balloon payment) specified in Clause 7.1.

7.11	No reborrowing. Other than in respect of repayments of Deferred Interest pursuant to Clause 4.2, no amount prepaid or repaid may be reborrowed.

7.12
Unwinding of Designated Transactions.  On or prior to any repayment, cancellation or prepayment under this Clause 7 or any other provision of this Agreement, the Borrowers shall either (a) provide such additional security to the Lender in respect of continuing Designated Transactions as shall be acceptable to the Lender in its sole and absolute discretion or (b) reverse, offset, unwind or otherwise terminate wholly or partially the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the aggregate amount of the Loan as reducing from time to time thereafter pursuant to Clause 7.1.

8	CONDITIONS PRECEDENT

8.1	Documents, fees and no default. The Lender's obligation to contribute to an Advance is, in addition to the conditions set out in Clause 3.2, subject to the following conditions precedent:

(a)	that, on or before the date of signing of this Agreement, the Lender receives the documents described in Part A of Schedule 2 in form and substance satisfactory to the Lender and its lawyers;

(b)
that, on or before the Drawdown Date of the first Advance of each Tranche, the Lender receives the documents described in Part B of Schedule 2 in relation to the relevant Ship, in form and substance satisfactory to the Lender and its lawyers;

(c)
that, on or before the Drawdown Date of the second Advance of each Tranche, the Lender receives the documents described in Part C of Schedule 2 in relation to the relevant Ship, in form and substance satisfactory to the Lender and its lawyers;

(d)
that, on or before the Drawdown Date of the third Advance of each Tranche, the Lender receives the documents described in Part D of Schedule 2 in relation to the relevant Ship, in form and substance satisfactory to the Lender and its lawyers;

(e)
that, on or before the Drawdown Date of the fourth Advance of each Tranche, the Lender receives the documents described in Part E of Schedule 2 in relation to the relevant Ship, in form and substance satisfactory to the Lender and its lawyers;

(f)
that, on or before the Drawdown Date of the fifth Advance of each Tranche, the Lender receives the documents described in Part F of Schedule 2 in relation to the relevant Ship, in form and substance satisfactory to the Lender and its lawyers;

(g)
that, on or before the Drawdown Date of the Delivery Advance of each Tranche, the Lender receives the documents described in Part G of Schedule 2 in relation to the relevant Ship, in form and substance satisfactory to the Lender and its lawyers;

(h)
that, on or before the service of the first Drawdown Notice in respect of each Tranche, the Lender receives any fees payable pursuant to Clause 19.1 and has received payment of the expenses referred to in Clause 19.2;

(i)	that both at the date of each Drawdown Notice and at each Drawdown Date:

(i)	no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the Loan;

(ii)
the representations and warranties in Clause 9 and those of the Borrowers or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing;

(iii)	none of the circumstances contemplated by Clause 4.5 has occurred and is continuing;

(j)
that, if the ratio set out in Clause 14.1 were applied immediately following the making of the relevant Advance, the Borrowers would not be obliged to provide additional security or prepay part of the Loan under that Clause; and

(k)
that the Lender has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Lender may reasonably request by notice to the Borrowers prior to the relevant Drawdown Date.

8.2
Waiver of conditions precedent.  If the Lender, at its discretion, permits an Advance to be borrowed before certain of the conditions referred to in Clause 8.1 are satisfied, the Borrowers shall ensure that those conditions are satisfied within 5 Business days after the relevant Drawdown Date (or such longer period as the Lender may specify).

9	REPRESENTATIONS AND WARRANTIES

9.1	General. Each Borrower represents and warrants to the Lender as follows.

9.2	Status. Each Borrower is duly incorporated and validly existing and in good standing under the laws of the Republic of the Marshall Islands.

9.3	Share capital and ownership. Each Borrower has an authorised share capital divided into 500 registered shares with a par value of $0.01 each, all of which shares have been issued fully paid.

9.4	Corporate power. Each Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)
to execute the Shipbuilding Contract to which it is a party, to purchase and pay for the relevant Ship under the relevant Shipbuilding Contract and register such Ship in its name under the Approved Flag;

(b)	to execute the Finance Documents to which that Borrower is a party; and

(c)	to borrow under this Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents.

9.5	Consents in force. All the consents referred to in Clause 10.4 remain in force and nothing has occurred which makes any of them liable to revocation.

9.6
Legal validity; effective Security Interests.  The Finance Documents to which each Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute that Borrower's legal, valid and binding obligations enforceable against that Borrower in accordance with their respective terms; and

(b)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate,

subject to any relevant insolvency laws affecting creditors' rights generally.

9.7	No third party Security Interests. Without limiting the generality of Clause 9.6, at the time of the execution and delivery of each Finance Document:

(a)	each Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)
no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

9.8
No conflicts.  The execution by each Borrower of each Finance Document to which it is a party, and the borrowing by that Borrower of the Loan, and its compliance with each Finance Document to which it is a party will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of that Borrower; or

(c)	any contractual or other obligation or restriction which is binding on that Borrower or any of its assets.

9.9
No withholding taxes.  All payments which each Borrower is liable to make under the Finance Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

9.10	No default. No Event of Default or Potential Event of Default has occurred and is continuing.

9.11
Information.  All information which has been provided in writing by or on behalf of the Borrowers or any Security Party to the Lender in connection with any Finance Document satisfied the requirements of Clause 10.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 10.7; and there has been no material adverse change in the financial position or state of affairs of any of the Borrowers from that disclosed in the latest of those accounts.

9.12
No litigation.  No legal or administrative action involving any Borrower (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to any Borrower’s knowledge, is likely to be commenced or taken.

9.13	Validity and completeness of Shipbuilding Contracts/Refund Guarantees.

(a)	The copies of the Shipbuilding Contracts delivered to the Lender before the date of this Agreement are true and complete copies;

(b)
each Shipbuilding Contract constitutes valid, binding and enforceable obligations of the Builder and the relevant Borrower respectively in accordance with its terms and each Refund Guarantee constitutes valid, binding and enforceable obligations of the Refund Guarantor in accordance with its terms; and

(c)
no amendments or additions to any of the Shipbuilding Contracts or any of the Refund Guarantees have been agreed (other than as disclosed to the Lender prior to the date of this Agreement) nor have the Borrowers or the Builder or the Refund Guarantor waived any of their respective rights under the Shipbuilding Contracts and Refund Guarantees.

9.14
No rebates etc.  There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to the Borrowers, the Builder or a third party in connection with the purchase by each Borrower of the Ship owned by it, other than as disclosed to the Lender in writing on or prior to the date of this Agreement.

9.15	Compliance with certain undertakings. At the date of this Agreement, the Borrowers are in compliance with Clauses 10.2, 10.4, 10.9 and 10.13.

9.16	Taxes paid. Each Borrower has paid all taxes applicable to, or imposed on or in relation to that Borrower, its business or the Ship owned by it.

9.17	ISM Code and ISPS Code compliance. All requirements of the ISM Code and the ISPS Code as they relate to the Borrowers, the Approved Manager and the Ships have been complied with.

9.18
No Money Laundering.  Without prejudice to the generality of Clause 2.3, in relation to the borrowing by each of the Borrowers of the Loan, the performance and discharge of their respective obligations and liabilities under the Finance Documents, and the transactions and other arrangements effected or contemplated by the Finance Documents to which each of the Borrowers is a party, each of the Borrowers confirms that (i) it is acting for its own account, (ii) that it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement and (iii) that the foregoing will not involve or lead to contravention of any law, official requirements or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

10	GENERAL UNDERTAKINGS

10.1	General. Each Borrower undertakes with the Lender to comply with the following provisions of this Clause 10 at all times during the Security Period except as the Lender may otherwise permit.

10.2	Title; negative pledge. Each Borrower will:

(a)
hold the legal title to, and own the entire beneficial interest in the Ship owned by it, the Insurances and Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and except for Permitted Security Interests; and

(b)	not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future.

10.3	No disposal of assets. No Borrower will transfer, lease or otherwise dispose of:

(a)
all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not (other than, in the case of sale of a Ship, pursuant to the provisions of Clauses 7.7 and 7.8); or

(b)
any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation, unless in the ordinary course of business or to the extent that the same would not have a material adverse effect on the financial position of such Borrower.

10.4
No other liabilities or obligations to be incurred.  No Borrower will incur any liability or obligation except (i) liabilities and obligations under the Shipbuilding Contract and the Finance Documents to which it is a party, (ii)  any funds borrowed from any shareholders of a Borrower, which funds shall only be borrowed with the prior written consent of the Lender and shall be fully subordinated on terms acceptable to the Lender and (iii) liabilities or obligations incurred in the ordinary course of its business of operating and chartering the Ship owned by it.

10.5
Information provided to be accurate.  All financial and other information which is provided in writing by or on behalf of a Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

10.6	Provision of financial statements. Each Borrower will send to the Lender:

(a)
as soon as possible, but in no event later than 120 days after the end of each financial year of each Borrower, the annual audited accounts for such financial year of each Borrower, duly certified by an international firm of accountants acceptable to the Lender;

(b)
as soon as possible, but in no event later than 45 days after the end of each of the three-month periods during each financial year of each Borrower, the quarterly management accounts of each Borrower, certified as to their correctness by the finance director of the relevant Borrower;

(c)
as soon as possible, but in no event later than 120 days after the end of each financial year of the Corporate Guarantor, the annual audited accounts of the Corporate Guarantor for such financial year, duly certified by an international firm of accountants acceptable to the Lender; and

(d)
as soon as possible, but in no event later than 45 days after the end of each of the three-month periods during each financial year of the Corporate Guarantor, the quarterly management accounts of the Corporate Guarantor, certified as to their correctness by the chief financial officer of the Corporate Guarantor.

10.7	Form of financial statements. All financial statements (audited and unaudited) delivered under Clause 10.6 will:

(a)	be prepared in accordance with all applicable laws and either international accounting standards or generally accepted accounting principles in the United States of America consistently applied;

(b)
give a true and fair view of the state of affairs of each of the Borrowers or (as the case may be) the Corporate Guarantor at the date of those accounts and of the profit for the period to which those accounts relate; and

(c)	fully disclose or provide for all significant liabilities of each of the Borrowers or (as the case may be) the Corporate Guarantor.

10.8	Consents. Each Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Lender of, all consents required:

(a)	for that Borrower to perform its obligations under any Finance Document or Shipbuilding Contract to which it is party;

(b)	for the validity or enforceability of any Finance Document or Shipbuilding Contract to which it is party;

(c)	for that Borrower to continue to own and operate its Ship,

and the Borrowers will comply with the terms of all such consents.

10.9	Maintenance of Security Interests. Each Borrower will:

(a)	at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)
without limiting the generality of paragraph (a) above, at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Lender, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

10.10
Notification of litigation.  Each Borrower will provide the Lender with details of any legal or administrative action involving that Borrower, any Security Party, the Approved Manager or the Ship owned by that Borrower, its Earnings or its Insurances as soon as such action is instituted or it becomes apparent to that Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

10.11
No amendment to Shipbuilding Contracts.  No Borrower will agree to any material amendment, change of price or material supplement to the Shipbuilding Contract to which it is a party or any of its provisions, without the prior written consent of the Lender.

10.12
Principal place of business.  Each Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated at the commencement of this Agreement; and no Borrower will establish, or do anything as a result of which it would be deemed to have, a place of business in the United Kingdom or the United States of America.

10.13
Confirmation of no default.  Each Borrower will, within 2 Business Days after service by the Lender of a written request, serve on the Lender a notice which is signed by 2 directors of that Borrower and which:

(a)	states that no Event of Default or Potential Event of Default has occurred; or

(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

10.14	Notification of default. Each Borrower will notify the Lender as soon as that Borrower becomes aware of:

(a)	the occurrence of an Event of Default or a Potential Event of Default; or

(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred,

and will thereafter keep the Lender fully up-to-date with all developments.

10.15	Provision of further information. Each Borrower will, as soon as practicable after receiving the request, provide the Lender with any additional financial or other information relating:

(a)	to that Borrower, the Ship owned by it, the Insurances or the Earnings; or

(b)	to any other matter relevant to, or to any provision of, a Finance Document,

which may be requested by the Lender at any time.

10.16
Translation of documents.  If the Lender so requires in respect of any of the documents referred to in this Clause 10, the Borrowers will provide a certified English translation prepared by a translator approved by the Lender.

10.17
Treasury Services.  No Borrower shall, and shall procure that no Security Party (other than the Corporate Guarantor) shall, enter into any treasury related contract with a bank or financial institution without first asking for quotes for such services or requirements from the Lender.

10.18
Ownership.  Each Borrower shall ensure that, without the prior written consent of the Lender, there shall be no change in the legal and beneficial ownership of any Borrower throughout the Security Period, and shall procure that at all times during the Security Period the Corporate Guarantor shall remain the owner of 100% of the shares in each Borrower.

11	CORPORATE UNDERTAKINGS

11.1	General. Each Borrower also undertakes with the Lender to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Lender may otherwise permit.

11.2	Maintenance of status. Each Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Republic of the Marshall Islands.

11.3	Negative undertakings. No Borrower will:

(a)	carry on any business other than the ownership, chartering and operation of the Ship owned by it; or

(b)	effect any form of redemption, purchase or return of share capital; or

(c)
without the prior written consent of the Lender, provide any form of credit or financial assistance or issue any guarantee to any person, or enter into any transaction with or involving such a person, except credit or financial assistance or guarantees provided to companies within the same beneficial or ultimate beneficial ownership as the Borrowers on an arm’s length basis in the normal course of business;

(d)	without the prior written consent of the Lender, open or maintain any account with any bank or financial institution except accounts with the Lender for the purposes of the Finance Documents;

(e)	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital;

(f)
acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative (other than to hedge the Borrowers’ exposure to interest rate fluctuations in the context of this Agreement, in accordance with a pre-agreed hedging strategy) or make any other capital investment;

(g)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation or change its name; or

(h)
without the prior written consent of the Lender, incur any other Financial Indebtedness except indebtedness to companies within the same beneficial or ultimate beneficial ownership as the Borrowers on a fully subordinated basis.

11.4
Dividends.  For the avoidance of doubt, the Borrowers may pay dividends on an annual basis during the Security Period provided (i) all debt service has been met pursuant to the terms of this Agreement and (ii) no Event of Default or Potential Event of Default has occurred or would occur as a result of any such payment.

12	INSURANCE

12.1
General.  Each Borrower undertakes with the Lender to comply with the following provisions of this Clause 12 at all times during the Security Period (after the relevant Ship has been delivered to it under the relevant Shipbuilding Contract) except as the Lender may otherwise permit.

12.2	Maintenance of obligatory insurances. Each Borrower shall keep the Ship owned by it insured at the expense of that Borrower against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks (including war protection and indemnity liabilities); and

(c)	protection and indemnity risks (including cover for oil pollution liability risks); and

(d)
any other risks against which the Lender considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Lender be reasonable for that Borrower to insure and which are specified by the Lender by notice to that Borrower.

12.3	Terms of obligatory insurances. Each Borrower shall effect such insurances:

(a)	in Dollars;

(b)
in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) the market value of the Ship owned by it and (ii) an amount which, when aggregated with the insured value of the other Ship at the relevant time subject to a Mortgage, is equal to or greater than 120% of the amount of the Loan and the Hedging Exposure;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry (with the international group of protection and indemnity clubs) and the international marine insurance market (currently $1,000,000,000);

(d)	in relation to protection and indemnity risks in respect of the full value and tonnage of the Ship owned by it;

(e)	on approved terms; and

(f)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

12.4	Further protections for the Lender. In addition to the terms set out in Clause 12.3, each Borrower shall procure that the obligatory insurances shall:

(a)
if the Lender so requires, name (or be amended to name) the Lender as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Lender, but without the Lender thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Lender as sole loss payee with such directions for payment as the Lender may specify;

(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Lender shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)
provide that the insurers shall waive, to the fullest extent permitted by English law, their entitlement (if any) (whether by statute, common law, equity, or otherwise) to be subrogated to the rights and remedies of the Lender in respect of any rights or interests (secured or not) held by or available to the Lender in respect of the Secured Liabilities, until the Secured Liabilities shall have been fully repaid and discharged, except that the insurers shall not be restricted by the terms of this paragraph (d) from making personal claims against persons (other than the Borrowers or the Lender) in circumstances where the insurers have fully discharged their liabilities and obligations under the relevant obligatory insurances;

(e)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Lender;

(f)	provide that the Lender may make proof of loss if the Borrowers fail to do so; and

(g)
provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Lender, or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, charge or lapse shall not be effective with respect to the Lender for 30 days (or 7 days in the case of war risks) after receipt by the Lender of prior written notice from the insurers of such cancellation, change or lapse.

12.5	Renewal of obligatory insurances. Each Borrower shall:

(a)	at least 21 days before the expiry of any obligatory insurance:

(i)
notify the Lender of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom that Borrower proposes to renew that insurance and of the proposed terms of renewal; and

(ii)	in case of any substantial change in insurance cover, obtain the Lender’s approval to the matters referred to in paragraph (i) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew the insurance; and

(c)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Lender in writing of the terms and conditions of the renewal.

12.6
Copies of policies; letters of undertaking.  Each Borrower shall ensure that all approved brokers provide the Lender with copies of all policies relating to the obligatory insurances which they effect or renew and of a letter or letters or undertaking in a form required by the Lender and including undertakings by the approved brokers that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 12.4;

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Lender in accordance with the said loss payable clause;

(c)	they will advise the Lender immediately of any material change to the terms of the obligatory insurances;

(d)
they will notify the Lender, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Lender of the terms of the instructions; and

(e)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies or, any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Lender.

12.7	Copies of certificates of entry. Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Lender with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Lender;

(c)
where required to be issued under the terms of insurance/indemnity provided by the Ship’s protection and indemnity association, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by that Borrower in relation to it’s Ship in accordance with the requirements of such protection and indemnity association; and

(d)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

12.8
Deposit of original policies.  Each Borrower shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

12.9	Payment of premiums. Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Lender.

12.10	Guarantees. Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

12.11	Restrictions on employment. No Borrower shall employ the Ship owned by it, nor permit her to be employed, outside the cover provided by any obligatory insurances.

12.12
Compliance with terms of insurances.  No Borrower shall do or omit to do (or permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part; and, in particular:

(a)
each Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 12.7(c) above) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Lender has not given its prior approval;

(b)	no Borrower shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(c)
each Borrower shall make all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
no Borrower shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

12.13
Alteration to terms of insurances.  No Borrower shall either make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance without the prior written consent of the Lender.

12.14
Settlement of claims.  No Borrower shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

12.15	Provision of copies of communications. Each Borrower shall provide the Lender, at the time of each such communication, copies of all written communications between that Borrower and:

(a)	the approved brokers; and

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	that Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

12.16
Provision of information.  In addition, each Borrower shall promptly provide the Lender (or any persons which it may designate) with any information which the Lender (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 12.17 below or dealing with or considering any matters relating to any such insurances,

and the Borrowers shall, forthwith upon demand, indemnify the Lender in respect of all fees and other expenses incurred by or for the account of the Lender in connection with any such report as is referred to in paragraph (a) above.

12.17
Mortgagees’ interest, additional perils.  The Lender shall be entitled from time to time to effect, maintain and renew a mortgagee’s interest additional perils insurance and a mortgagees’ interest marine insurance in an amount equal to not less than 120% of the amount of the Loan and the Hedging Exposure and otherwise on such terms, through such insurers and generally in such manner as the Lender may from time to time consider appropriate and the Borrowers shall upon demand fully indemnify the Lender in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

12.18
Review of insurance requirements.  The Lender shall be entitled to review the requirements of this Clause 12 from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Lender, significant and capable of affecting any Borrower or any Ship and its or their insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the Borrowers may be subject), and may appoint insurance consultants in relation to this review at the cost of the Borrowers.

12.19
Modification of insurance requirements.  The Lender shall notify the Borrowers of any proposed modification under Clause 12.18 to the requirements of this Clause 12 which the Lender considers appropriate in the circumstances, and such modification shall take effect on and from the date it is notified in writing to the Borrowers as an amendment to this Clause 12 and shall bind the Borrowers accordingly.

12.20
Compliance with instructions.  The Lender shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require a Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Lender until the Borrowers implement any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 12.19.

13	SHIP COVENANTS

13.1
General.  Each Borrower also undertakes with the Lender to comply with the following provisions of this Clause 13 at all times during the Security Period (after the Ship has been delivered to it under the relevant Shipbuilding Contract) except as the Lender may otherwise permit.

13.2
Ship's name and registration.  Each Borrower shall keep the Ship owned by it registered in its name under the Approved Flag; shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of that Ship without the prior written consent of the Lender.

13.3	Repair and classification. Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)
so as to maintain such Ship with the highest classification available for vessels of the same age, type and specification as such Ship with Lloyd’s Register of Shipping (or such other first class classification society as may be approved by the Lender), free of outstanding recommendations and conditions affecting such Ship’s class; and

(c)
so as to comply with all laws and regulations applicable to vessels registered at ports in the Approved Flag State or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

13.4
Modification.  No Borrower shall make any modification or repairs to, or replacement of, any Ship or equipment installed on her which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce her value.

13.5
Removal of parts.  No Borrower shall remove any material part of any Ship, or any item of equipment installed on, any Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Lender and becomes on installation on the relevant Ship the property of the relevant Borrower and subject to the security constituted by the relevant Mortgage Provided that a Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

13.6
Surveys.  Each Borrower shall submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Lender, provide the Lender with copies of all survey reports.

13.7
Inspection.  Each Borrower shall permit the Lender (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect her condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.  Provided that the relevant Ship is found to be in satisfactory condition, the cost of such inspections shall be borne by the Borrowers not more than once per Ship per year.

13.8	Prevention of and release from arrest. Each Borrower shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, the Earnings or the Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship owned by it, the Earnings or the Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship owned by it, the Earnings or the Insurances,

and, forthwith upon receiving notice of the arrest of the Ship owned by it, or of her detention in exercise or purported exercise of any lien or claim, that Borrower shall procure her release by providing bail or otherwise as the circumstances may require.

13.9	Compliance with laws etc. Each Borrower shall:

(a)
comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Borrower (including, without limitation, the obtaining of all relevant certificates of financial responsibility and any other matters required for entering United States territorial waters or calling at any United States Port);

(b)	not employ the Ship owned by it nor allow her employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risks insurers unless the prior written consent of the Lender has been given and that Borrower has (at its expense) effected any special, additional or modified insurance cover which the Lender may require.

13.10	Provision of information. Each Borrower shall promptly provide the Lender with any information which the Lender requests regarding:

(a)	the Ship owned by it, her employment, position and engagements;

(b)	the Earnings and payments and amounts due to the master and crew of the Ship owned by it;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made in respect of that Ship;

(d)	any towages and salvages;

(e)	its compliance, the Approved Manager’s compliance or the compliance of the Ship owned by that Borrower with the ISM Code and, upon the Lender's request, provide copies of any current charter relating to the Ship owned by it and of any current charter guarantee, and copies of the ISM Code and ISPS Code documentation.

13.11	Notification of certain events. Each Borrower shall immediately notify the Lender by letter of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or her Earnings or any requisition of that Ship for hire;

(e)	any intended dry docking of the Ship owned by it;

(f)	any Environmental Claim made against that Borrower or in connection with the Ship owned by it, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, the Approved Manager or otherwise in connection with the Ship owned by it; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and that Borrower shall keep the Lender advised in writing on a regular basis and in such detail as the Lender shall require of that Borrower's, the Approved Manager’s or any other person's response to any of those events or matters.

13.12	Restrictions on chartering, appointment of managers, etc. No Borrower shall without the prior written consent of the Lender (such consent not to be unreasonably withheld):

(a)	let the Ship owned by it on demise charter for any period;

(b)	enter into any time or consecutive voyage charter in respect of the Ship owned by it for a term which exceeds, or which by virtue of any optional extensions may exceed, 13 months;

(c)	enter into any charter in relation to the Ship owned by it under which more than 2 months' hire (or the equivalent) is payable in advance;

(d)	charter the Ship owned by it otherwise than on bona fide arm's length terms at the time when the Ship is fixed;

(e)	appoint a manager of the Ship owned by it other than the Approved Manager or agree to any alteration to the terms of the Approved Manager's appointment;

(f)	de-activate or lay up the Ship owned by it;

(g)
put the Ship owned by it into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the Majority Casualty amount unless that person has first given to the Lender and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or her Earnings for the cost of such work or otherwise; or

(h)	change the flag on which its Ship is registered or the classification society with which its Ship is classed.

13.13
Notice of Mortgage.  Each Borrower shall keep the Mortgage registered against the Ship owned by it as a valid first priority mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Lender.

13.14
Sharing of Earnings.   No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings, other than pursuant to time charters notified to and agreed by the Lender in writing prior to entering into the same.

13.15	Ownership. Each of the Borrowers shall procure that there shall be no change in the legal or beneficial ownership of the shares in any of the Borrowers throughout the Security Period.

13.16
Approved Manager.  If, in the opinion of the Lender, the Approved Manager’s performance level falls below that expected of a prudent ship manager (for example, without limiting the generality of the foregoing, due to excessive off-hire periods in respect of a Ship), then the Borrowers undertake to replace such Approved Manager (forthwith upon being requested to do so by the Lender) with such other company as shall be acceptable to the Lender in its sole discretion.

13.17	ISPS Code. Each of the Borrowers shall comply with the ISPS Code and in particular, without limitation, shall:

(a)	procure that the Ship owned by it and the company responsible for such Ship’s compliance with the ISPS Code, comply with the ISPS Code; and

(b)	maintain for each Ship an ISSC; and

(c)	notify the Lender immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

13.18
Time Charter Assignment.  If any Borrower enters into any time charter in respect of its Ship which is of twelve (12) months or more in duration, or is capable of exceeding twelve (12) months in duration, the relevant Borrower shall, at the request of the Lender, execute in favour of the Lender an assignment and notice of assignment (and shall use its best endeavours to obtain acknowledgement of the same by the relevant charterer) of such time charter in such form and on such terms as the Lender may require, and shall deliver to the Lender such other documents equivalent to those referred to at paragraphs 3, 4 and 5 of Part A of Schedule 2 hereof as the Lender may require.

13.19
No freight derivatives. No Borrower shall enter into or agree to enter into without the consent of the Lender any freight derivatives or any other instruments which have the effect of hedging forward exposure to freight derivatives.

13.20
General and administrative costs.  Each Borrower shall procure that (and, if required, shall provide evidence to demonstrate that) all general and administrative costs incurred in the ownership and operation of each Ship are subordinated in full to the debt service obligations of the Borrowers under this Agreement, to the extent permitted under applicable laws.

14	SECURITY COVER

14.1
Provision of additional security cover; prepayment of Loan.  Each Borrower undertakes with the Lender that, if (after the Delivery Date of the second Ship under the relevant Shipbuilding Contract) the Lender notifies the Borrowers that:

(a)	the aggregate Fair Market Value (determined as provided below) of the Ships subject to a Mortgage; plus

(b)	the net realisable value of any additional security previously provided under this Clause 14;

is below one hundred and twenty five per cent. (125%) of the amount of the Loan and the Hedging Exposure, the Borrowers will, within 1 month after the date on which the Lender's notice is served, either:

(i)
provide, or ensure that a third party provides, additional security which, in the opinion of the Lender, has a net realisable value at least equal to the shortfall and which consists of either (a) cash pledged to the Lender or (b) a Security Interest (including, but not limited to, a first priority mortgage over another vessel), covering such asset or assets and documented in such terms as the Lender may approve or require; or

(ii)	prepay in accordance with Clause 7 such part (at least) of the Loan as will eliminate the shortfall.

14.2
Meaning of additional security.  In Clause 14.1 “security” means a Security Interest over an asset or assets (whether securing the Borrowers’ liabilities under the Finance Documents or a guarantee in respect of those liabilities), or a guarantee, letter of credit or other security in respect of the Borrowers’ liabilities under the Finance Documents.

14.3
Requirement for additional documents.  The Borrowers shall not be deemed to have complied with Clause 14.1(b)(i) above until the Lender has received in connection with the additional security certified copies of documents of the kinds referred to in paragraphs 2, 3, 4 and 5 of Schedule 2 Part A and such legal opinions in terms acceptable to the Lender from such lawyers as it may select.

14.4	Valuation of Ships. The Fair Market Value of a Ship shall be obtained:

(a)	in Dollars;

(b)	with or without physical inspection of the relevant Ship (as the Lender may require);

(c)	by taking the average of two written valuations prepared by two reputable sale and purchase ship brokers appointed by the Lender;

(d)	showing the value of the relevant Ship as at the date of, or at a date no earlier than 10 days prior to, such valuations;

(e)
on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

(f)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

14.5
Value of additional vessel security.  The net realisable value of any additional security which is provided under Clause 14.2 and which consists of a Security Interest over a vessel shall be that shown either by way of a valuation complying with the requirements of Clause 14.3 or by a valuation from an independent sale and purchase shipbroker approved or appointed by the Lender (and on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and willing buyer, free of charter or other contract of employment).

14.6
Valuations binding.  Any valuation under Clause 14.1(b)(i), 14.4 or 14.5 shall be binding and conclusive as regards the Borrowers, as shall be any valuation which the Lender makes of a security which does not consist of or include a Security Interest.

14.7
Provision of information.  The Borrowers shall promptly provide the Lender and any shipbroker or expert acting under Clause 14.4 or 14.5 with any information which the Lender or the shipbroker or expert may request for the purposes of the valuation; and, if the Borrowers fail to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Lender (or the expert appointed by it) considers prudent.

14.8
Payment of valuation expenses.  Without prejudice to the generality of the Borrowers’ obligations under Clauses 19.2, 19.3 and 20.3, the Borrowers shall, on demand, pay the Lender the amount of the fees and expenses of any shipbroker or expert instructed by the Lender under this Clause and all legal and other expenses incurred by the Lender in connection with any matter arising out of this Clause.

14.9
Frequency of valuations.  The Lender shall be entitled to obtain a valuation of each Ship at any time during the Security Period, provided that the costs and expenses of such shall only be borne by the Borrowers twice per year per Ship (in the absence of the occurrence of an Event of Default).

15	PAYMENTS AND CALCULATIONS

15.1	Currency and method of payments. All payments to be made by the Borrowers to the Lender under a Finance Document shall be made:

(i)	by not later than 11.00 a.m. (London time) on the due date;

(ii)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Lender shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and

(iii)	to such account as the Lender may from time to time notify to the Borrowers.

15.2	Payment on non-Business Day. If any payment by any Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

15.3
Basis for calculation of periodic payments.  All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

15.4
Lender accounts.  The Lender shall maintain accounts showing the amounts owing to it by the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

15.5
Accounts prima facie evidence.  If any accounts maintained under Clause 15.4 show an amount to be owing by the Borrowers or a Security Party to the Lender, those accounts shall be prima facie evidence that that amount is owing to the Lender.

16	APPLICATION OF RECEIPTS

16.1	Normal order of application. Except as any Finance Document may otherwise provide, any sums which are received or recovered by the Lender under or by virtue of any Finance Document shall be applied:-

(a)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents in the following order and proportions:

(i)
first, in or towards satisfaction pro rata of all amounts then due and payable to the Lender under the Finance Documents other than those amounts referred to at paragraphs (ii), (iii) and (iv) (including, but without limitation, all amounts payable by the Borrowers under

Clauses 19, 20 and 21 of this Agreement or by the Borrowers or any Security Party under any corresponding or similar provision in any other Finance Document);

(ii)	secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Lender under the Finance Documents;

(iii)	thirdly, in or towards satisfaction pro rata of the Loan; and

(iv)	fourthly, in payment to the Lender of amounts then due and payable in respect of any Designated Transactions;

(b)
SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Lender, by notice to the Borrowers and the Security Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 16.1(a); and

(c)	THIRDLY: any surplus shall be paid to the Borrowers or to any other person appearing to be entitled to it.

16.2
Variation of order of application. The Lender may by notice to the Borrowers and the Security Parties provide for a different manner of application from that set out in Clause 16.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

16.3
Notice of variation of order of application.  The Lender may give notices under Clause 16.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

16.4
Appropriation rights overriden.  This Clause 16 and any notice which the Lender gives under Clause 16.2 shall override any right of appropriation possessed, and any appropriation made, by any Borrower or any Security Party.

17	APPLICATION OF EARNINGS

17.1
Payment and application of Earnings.  Each Borrower undertakes with the Lender to ensure that, throughout the Security Period subject only to the provisions of the relevant General Assignment, all the Earnings of the Ship owned by it are paid to the Earnings Account relating to that Ship.

17.2
Monthly retentions.  Each Borrower undertakes with the Lender to ensure that, throughout the Security Period commencing on the date falling one month after the Drawdown Date of the Delivery Advance for the first Ship to be delivered and on the same day in each subsequent month, there is transferred to the Retention Account out of the Earnings received in the Earnings Accounts during the preceding calendar month:

(a)	one-third of the aggregate amount of the repayment instalments falling due under Clause 7.1 on the next Repayment Date; and

(b)
the relevant fraction of the amount of interest accruing on the Loan which is payable on the next due date for payment of interest under this Agreement (increased or reduced to the extent necessary to take account of all Designated Transactions then operative).

The “relevant fraction” is a fraction of which the numerator is one and the denominator the number of months comprised in the then current Interest Period (or, if the period is shorter, the number of months from the later of the commencement of the current Interest Period or the last due date for payment of interest to the next date for payment of interest under this Agreement).

17.3
Shortfall in Earnings.  If the aggregate Earnings received in the Earnings Accounts are insufficient at any time for the required amount to be transferred to the Retention Account under Clause 17.2, the Borrowers shall make up the amount of the insufficiency on demand from the Lender; but, without thereby prejudicing the Lender's right to make such demand at any time, the Lender may, if so authorised by the Lender, permit the Borrowers to make up all or part of the insufficiency by increasing the amount of any transfer under Clause 17.2 from the Earnings received in the next or subsequent months.

17.4
Application of retentions.  Until an Event of Default or a Potential Event of Default occurs, the Lender shall on each Repayment Date and on each due date for the payment of interest under this Agreement apply in accordance with Clause 15.1 so much of the then balance on the Retention Account as equals:

(a)	the repayment instalment due on that Repayment Date; or

(b)	the amount of interest payable on that interest payment date,

in discharge of the Borrowers’ liability for that repayment instalment or that interest.

17.5
Interest accrued on Retention Account.  Any credit balance on the Retention Account shall bear interest at the rate from time to time offered by the Lender to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Lender likely to remain on the Retention Account.

17.6
Release of accrued interest.  Interest accruing under Clause 17.5 on the Retention Account shall be released to the Borrowers on each Repayment Date unless an Event of Default has occurred or the then credit balance on the Retention Account is less than what would have been the balance had the full amount required by Clause 17.2 (and Clause 17.3, if applicable) been transferred in that and each previous month.

17.7	Location of accounts. Each Borrower shall promptly:

(a)	comply with any requirement of the Lender as to the location or re-location of the Earnings Accounts and the Retention Account (or any of them);

(b)
execute any documents which the Lender specifies to create or maintain in favour of the Lender a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts and the Retention Account.

17.8
Debits for expenses etc.  The Lender shall be entitled (but not obliged) from time to time to debit any Earnings Accounts without prior notice in order to discharge any amount due and payable under Clause 19 or 20 to the Lender or payment of which the Lender has become entitled to demand under Clause 19 or 20.

17.9	Borrowers’ obligations unaffected. The provisions of this Clause 17 (as distinct from a distribution effected under Clause 17.4) do not affect:

(a)	the liability of the Borrowers to make payments of principal and interest on the due dates; or

(b)	any other liability or obligation of the Borrowers or any Security Party under any Finance Document.

18	EVENTS OF DEFAULT

18.1	Events of Default. An Event of Default occurs if:

(a)	any Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)	any breach occurs of Clause 8.2, 10.2, 10.3, 11.2, 11.3 or 14.1; or

(c)
any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b) above) if, in the opinion of the Lender, such default is capable of remedy, and such default continues unremedied 5 Business Days after written notice from the Lender requesting action to remedy the same; or

(d)
(subject to any applicable grace period specified in the Finance Documents) any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a), (b) or (c) above); or

(e)
any representation, warranty or statement made by, or by an officer of, a Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made; or

(f)	any of the following occurs in relation to any Financial Indebtedness of a Relevant Person:

(i)	any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand; or

(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)
a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g)	any of the following occurs in relation to a Relevant Person:

(i)	a Relevant Person becomes, in the opinion of the Lender, unable to pay its debts as they fall due; or

(ii)
any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $250,000 or more or the equivalent in another currency unless such execution, attachment, arrest, sequestration or distress is being contested in good faith and on substantial grounds and is discussed or withdrawn within thirty (30) days of the occurrence thereof; or

(iii)	any administrative or other receiver is appointed over any asset of a Relevant Person; or

(iv)	an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person;

(v)
a Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent, or a winding up or administration order is made in relation to a Relevant Person, or the members or directors of a Relevant Person pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than a Borrower or the Corporate Guarantor which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Lender and effected not later than 3 months after the commencement of the winding up; or

(vi)
a petition is presented in any Pertinent Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of a Relevant Person unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within 30 days of the presentation of the petition; or

(vii)
a Relevant Person petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of its creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or

(viii)
any meeting of the members or directors of a Relevant Person is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iii), (iv), (v), (vi) or (vii) above; or

(ix)	in a Pertinent Jurisdiction other than England, any event occurs or any procedure is commenced which, in the opinion of the Lender, is similar to any of the foregoing; or

(h)	any Borrower or any Security Party ceases or suspends carrying on its business or a part of its business which, in the opinion of the Lender, is material in the context of this Agreement; or

(i)	it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)	for any Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Lender considers material under a Finance Document; or

(ii)	for the Lender to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)
any consent necessary to enable any Borrower to own, operate or charter the Ship owned by it or to enable any Borrower or any Security Party to comply with any provision which the Lender considers material of a Finance Document or a Shipbuilding Contract is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)
it appears to the Lender that, without its prior consent, a change has occurred or probably has occurred after the date of this Agreement in the legal or beneficial ownership of any of the shares in any of the Borrowers or in the ultimate control of the voting rights attaching to any of those shares; or

(l)
any provision which the Lender considers material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(m)	the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(n)
any of the Ships is not delivered by the Builder to the relevant Borrower under the relevant Shipbuilding Contract by the date falling 210 days after the scheduled delivery date of such Ship referred to in Article VII of each Shipbuilding Contract;

(o)	a default occurs under any time charter of any Ship or under the management agreement with respect to any Ship;

(p)	any other event occurs or any other circumstances arise or develop including, without limitation:

(i)	a change in the financial position, state of affairs or prospects of any Borrower or the Corporate Guarantor; or

(ii)	any accident or other event involving any of the Ships or another vessel owned, chartered or operated by a Relevant Person,

in the light of which the Lender considers that there is a significant risk that any Borrower or any Security Party is, or will later become, unable to discharge its liabilities under the Finance Documents to which it is a party as they fall due.

18.2	Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default:

(a)	the Lender may:

(i)	serve on the Borrowers a notice stating that the Commitment and all other obligations of the Lender to the Borrowers under this Agreement are terminated; and/or

(ii)
serve on the Borrowers a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)	serve on the Borrowers a notice declaring that an Event of Default has occurred and reserving all rights of the Lender under this Agreement and all the Finance Documents; and/or

(iv)
take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii) above, the Lender is entitled to take under any Finance Document or any applicable law; and/or

(b)
the Lender may take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii) above, the Lender is entitled to take under any Finance Document or any applicable law.

18.3
Termination of Commitment.  On the service of a notice under paragraph (a)(i) of Clause 18.2, the Commitment and all other obligations of the Lender to the Borrowers under this Agreement shall terminate.

18.4
Acceleration of Loan.  On the service of a notice under paragraph (a)(ii) of Clause 18.2, the Loan, all accrued interest and all other amounts accrued or owing from the Borrowers or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

18.5
Multiple notices; action without notice.  The Lender may serve notices under paragraphs (a) (i) and (ii) of Clause 18.2 simultaneously or on different dates and it may take any action referred to in that Clause if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

18.6	Exclusion of Lender’s Liability. Neither the Lender nor any receiver or manager appointed by it shall have any liability to any Borrower or any Security Party:

(a)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt the Lender or a receiver or manager from liability for losses shown to have been caused by the gross negligence or the wilful misconduct of the Lender’s own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.

18.7	Relevant Persons. In this Clause 18 “a Relevant Person” means any Borrower, the Corporate Guarantor and any other Security Party and, for the purposes of Clause 18.1 (g), any charterer of a Ship.

18.8
Interpretation.  In Clause 18.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 18.1(g) “petition” includes an application.

19	FEES AND EXPENSES

19.1	Arrangement and commitment fees. The Borrowers shall pay to the Lender:

(a)	on the Drawdown Date of the first Advance, a non-refundable arrangement fee of $280,000; and

(b)
quarterly in arrears (and on the last day of the Availability Period) during the period from (and including) the date of this Agreement to the earlier of (i) the final Drawdown Date and (ii) the last day of the Availability Period, a commitment fee at the rate of 0.30% per annum on the undrawn amount of the Commitment from time to time.

19.2
Costs of negotiation, preparation etc.  The Borrowers shall pay to the Lender on its demand the amount of all expenses incurred by the Lender in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

19.3	Costs of variations, amendments, enforcement etc. The Borrowers shall pay to the Lender, on the Lender's demand, the amount of all expenses incurred by the Lender in connection with:

(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lender under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any security provided or offered under Clause 14 or any other matter relating to such security;

(d)	any step taken by the Lender concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all reasonable legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

19.4
Documentary taxes.  The Borrowers shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Lender's demand, fully indemnify the Lender against any liabilities and expenses resulting from any failure or delay by the Borrowers (or any of them) to pay such a tax.

19.5
Certification of amounts.  A notice which is signed by two officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 19 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall, save for manifest error, be prima facie evidence that the amount, or aggregate amount, is due.

20	INDEMNITIES

20.1
Indemnities regarding borrowing and repayment of Loan.  The Borrowers shall fully indemnify the Lender on its demand in respect of all expenses, liabilities and losses which are incurred by the Lender or which the Lender reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	an Advance not being borrowed on the date specified in the relevant Drawdown Notice for any reason other than a default by the Lender;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)
any failure (for whatever reason) by the Borrowers to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrowers on the amount concerned under Clause 6);

(d)	the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 18;

and in respect of any tax (other than tax on its overall net income) for which the Lender is liable in connection with any amount paid or payable to the Lender (whether for its own account or otherwise) under any Finance Document.

20.2	Breakage costs. Without limiting its generality, Clause 20.1 covers any liability, expense or loss incurred by the Lender:

(a)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of the Loan and/or any overdue amount (or an aggregate amount which includes the Loan or any overdue amount); and

(b)
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender) to hedge any exposure arising under this Agreement or that part which the Lender determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

20.3
Miscellaneous indemnities.  The Borrowers shall fully indemnify the Lender in respect of all claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind (“liability items”) which may be made or brought against, or incurred by, the Lender, in any country, in relation to:

(a)	any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Lender or by any receiver appointed under a Finance Document;

(b)
any other event, matter or question which occurs or arises at any time during the Security Period and which has any connection with, or any bearing on, any Finance Document, any payment or other transaction relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created (or intended to be created) by a Finance Document;

other than liability items which are shown to have been caused by the gross negligence or the wilful misconduct of the Lender's own officers or employees.

Without prejudice to its generality, this Clause 20.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

20.4
Currency indemnity.  If any sum due from any Borrower or any Security Party to the Lender under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)	making or lodging any claim or proof against any Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment;

the Borrowers shall indemnify the Lender against the loss arising when the amount of the payment actually received by the Lender is converted at the available rate of exchange into the Contractual Currency.

In this Clause 20.5, the “available rate of exchange” means the rate at which the Lender  is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 20.5 creates a separate liability of the Borrowers which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

20.5
Application to Master Agreement.  For the avoidance of doubt, Clause 20.4 does not apply in respect of sums due from the Borrowers to the Lender under or in connection with the Master Agreement as to which sums the provisions of section 8(c) (Contractual Currency) of the Master Agreement shall apply.

20.6
Certification of amounts.  A notice which is signed by an officer of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21	NO SET-OFF OR TAX DEDUCTION

21.1	No deductions. All amounts due from the Borrowers under a Finance Document shall be paid:

(a)	without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which a Borrower is required by law to make.

21.2	Grossing-up for taxes. If a Borrower is required by law to make a tax deduction from any payment:

(a)	that Borrower shall notify the Lender as soon as it becomes aware of the requirement;

(b)	that Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Lender receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

21.3
Evidence of payment of taxes.  Within 1 month after making any tax deduction, the Borrower concerned shall deliver to the Lender documentary evidence satisfactory to the Lender that the tax had been paid to the appropriate taxation authority.

21.4
Exclusion of tax on overall net income.  In this Clause 21 “tax deduction” means any deduction or withholding for or on account of any present or future tax except tax on the Lender's overall net income.

21.5
Application to Master Agreement.  For the avoidance of doubt, Clause 21 does not apply in respect of sums due from the Borrowers to the Lender under or in connection with the Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Agreement shall apply.

22	ILLEGALITY, ETC

22.1	Illegality. This Clause 22 applies if the Lender notifies the Borrowers that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation,

for the Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

22.2
Prepayment; termination of Commitment.  On the Lender notifying the Borrowers under Clause 22.1, the Commitment shall terminate; and thereupon or, if later, on the date specified in the Lender's notice under Clause 22.1 as the date on which the notified event would become effective the Borrowers shall prepay the Loan in accordance with Clause 7.

23	INCREASED COSTS

23.1	Increased costs. This Clause 23 applies if the Lender notifies the Borrowers that it considers that as a result of:

(a)
the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender's overall net income); or

(b)
the effect of complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, is that the Lender (or a parent company of it) has incurred or will incur an “increased cost”, that is to say,:

(i)
an additional or increased cost incurred as a result of, or in connection with, the Lender having entered into, or being a party to, this Agreement or having taken an assignment of rights under this Agreement, of funding or maintaining the Loan or performing its obligations under this Agreement, or of having outstanding all or any part of the Loan or other unpaid sums; or

(ii)	a reduction in the amount of any payment to the Lender under this Agreement or in the effective return which such a payment represents to the Lender or on its capital;

(iii)
an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Loan or (as the case may require) the proportion of that cost attributable to the Loan; or

(iv)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Lender under this Agreement;

but not an item attributable to a change in the rate of tax on the overall net income of the Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 20.1 or by Clause 21.

For the purposes of this Clause 23.1 the Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it considers appropriate.

23.2
Payment of increased costs.  The Borrowers shall pay to the Lender, on its demand, for the account of the Lender the amounts which the Lender from time to time notifies the Borrowers that it has specified to be necessary to compensate the Lender for the increased cost.

23.3
Notice of prepayment.  If the Borrowers are not willing to continue to compensate the Lender for the increased cost under Clause 23.2, the Borrowers may give the Lender not less than 14 days' notice of their intention to prepay the Loan at the end of an Interest Period.

23.4
Prepayment; termination of Commitment.  A notice under Clause 23.3 shall be irrevocable and on the date specified in its notice of intended prepayment, the Borrowers shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable rate plus the applicable Margin plus the Mandatory Costs (if any).

23.5	Application of prepayment. Clause 7 shall apply in relation to the prepayment.

24	SET-OFF

24.1	Application of credit balances. The Lender may without prior notice:

(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrowers or any of them at any office in any country of the Lender in or towards satisfaction of any sum then due from the Borrowers or any of them to the Lender under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of the Borrowers or any of them;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Lender considers appropriate.

24.2
Existing rights unaffected.  The Lender shall not be obliged to exercise any of its rights under Clause 24.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which it is entitled (whether under the general law or any document).

24.3
No Security Interest.  This Clause 24 gives the Lender a contractual right of set off only, and does not create any equitable charge or other Security Interest over any credit balance of the Borrowers or any of them.

25	TRANSFERS AND CHANGES IN LENDING OFFICES

25.1	Transfer by the Borrowers. No Borrower may, without the consent of the Lender:

(a)	transfer any of its rights or obligations under any Finance Document; or

(b)	enter into any merger, de-merger or other reorganisation, or carry out any other act, as a result of which any of its rights or liabilities would vest in, or pass to, another person.

25.2	Assignment by Lender. The Lender may assign all or any of the rights and interests which it has under or by virtue of the Finance Documents without the consent of the Borrowers.

25.3
Rights of assignee.  In respect of  any breach of  a warranty, undertaking, condition or other provision of a Finance Document, or any misrepresentation made in or in connection with a Finance Document, a direct of indirect assignee of any of the Lender’s rights or interests under or by virtue of the Finance Documents shall be entitled to recover damages by reference to the loss incurred by that assignee as a result of the breach or misrepresentation irrespective of whether the Lender would have incurred a loss of that kind or amount.

25.4
Sub-participation; subrogation assignment.  The Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents, without the consent of, or any notice to, the Borrowers or any Security Party; and the Lender may assign, in any manner and terms agreed by it, all or any part of those rights to an insurer or surety who has become subrogated to it.

25.5
Disclosure of information.  The Lender may disclose to a potential assignee or sub-participant any information which the Lender has received in relation to the Borrowers, any Security Party or their affairs under or in connection with any Finance Document, provided that the potential assignee or sub-participant shall first have executed a confidentiality agreement in relation thereto.

25.6	Change of lending office. The Lender may change its lending office by giving notice to the Borrowers and the change shall become effective on the later of:

(a)	the date on which the Borrowers receive the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

26	VARIATIONS AND WAIVERS

26.1
Variations, waivers etc. by Lender.  Subject to Clause 26.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or the Lender’s rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax or telex, by the Borrowers, by the Lender, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

26.2
Exclusion of other or implied variations.  Except for a document which satisfies the requirements of Clauses 26.1 and 26.2, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Lender (or any person acting on behalf of it) shall result in the Lender (or any person acting on behalf of it) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by a Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time

27	NOTICES

27.1
General.  Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

27.2	Addresses for communications. A notice shall be sent:

(a)	to a Borrower:	c/o	Omega Navigation Enterprises Inc.
24 Kanigos Street
Kastella
Piraeus
Greece
Fax No: +30 210 [ ]
Attn: Charilaos Loukopoulos, Executive Vice President

(b)	to the Lender:	The Governor and Company of the Bank of Scotland
Pentland House
8 Lochside Avenue
Edinburgh EH12 9DJ
Scotland
Fax No: +44 131 658 3220

or to such other address as the relevant party may notify the Borrowers, the Lender and the Security Parties.

27.3	Effective date of notices. Subject to Clauses 27.4 and 27.5:

(a)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b)	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

27.4	Service outside business hours. However, if under Clause 27.3 a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or

(b)	on such a business day, but after 5 p.m. local time;

the notice shall (subject to Clause 27.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

27.5
Illegible notices.  Clauses 27.3 and 27.4 do not apply if the recipient of a notice notifies the sender within one hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

27.6
Valid notices.  A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

27.7	English language. Any notice under or in connection with a Finance Document shall be in English.

27.8	Meaning of “notice”. In this Clause “notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

28	JOINT AND SEVERAL LIABILITY

28.1	General. All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be several and, if and to the extent consistent with Clause 28.2, joint.

28.2	No impairment of Borrowers’ obligations. The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)	the Lender entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)	the Lender releasing any other Borrower or any Security Interest created by a Finance Document; or

(d)	any combination of the foregoing.

28.3
Principal debtors.  Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall in any circumstances be construed to be a surety for the obligations of any other Borrower under this Agreement.

28.4	Subordination. Subject to Clause 28.5, during the Security Period, no Borrower shall:

(a)
claim any amount which may be due to it from any other Borrower whether in respect of a payment made, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(b)	take or enforce any form of security from any other Borrower for such an amount, or in any other way seek to have recourse in respect of such an amount against any asset of any other Borrower; or

(c)	set off such an amount against any sum due from it to any other Borrower; or

(d)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower or other Security Party; or

(e)	exercise or assert any combination of the foregoing.

28.5
Borrower's required action.  If during the Security Period, the Lender, by notice to a Borrower, requires it to take any action referred to in paragraphs (a) to (d) of Clause 28.4, in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Lender's notice.

29	SUPPLEMENTAL

29.1	Rights cumulative, non-exclusive. The rights and remedies which the Finance Documents give to the Lender are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

29.2
Severability of provisions.  If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

29.3	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

29.4	Counterparts. A Finance Document may be executed in any number of counterparts.

30	LAW AND JURISDICTION

30.1	English law. This Agreement shall be governed by, and construed in accordance with, English law.

30.2	Exclusive English jurisdiction. Subject to Clause 30.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

30.3	Choice of forum for the exclusive benefit of the Lender. Clause 30.2 is for the exclusive benefit of the Lender which reserves the right:

(a)
to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

No Borrower shall commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Agreement.

30.4
Process agent.  Each Borrower irrevocably appoints Hill Dickinson LLP at their office for the time being, presently at Irongate House, Duke’s Place, London EC3A 7HX, England (attn: Electra Panayotopoulos), to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

30.5
Lender’s rights unaffected.  Nothing in this Clause 30 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

30.6	Meaning of “proceedings”. In this Clause 30, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

AS WITNESS the hands of the duly authorised officers or attorneys of the parties the day and year first before written.

SCHEDULE 1

DRAWDOWN NOTICE

To:       The Governor and Company of the Bank of Scotland
Pentland House
8 Lochside Avenue
Edinburgh EH12 9DJ
Scotland

Attention: Loans Administration                                                                                                                                 2007

DRAWDOWN NOTICE

1
We refer to the loan agreement (the “Loan Agreement”) dated                    2007 and made between (i) ourselves as Borrowers and (2) yourselves as Lender in connection with a facility of up to US$70,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow an Advance as follows:

(a)	Amount of Advance: US$[ ];

(b)	Drawdown Date: [ ];

(c)	Duration of the first Interest Period shall be [ ] months;

(d)	Payment instructions : account of [ ] and numbered [ ] with [ ] of [ ].

3	We represent and warrant that:

(a)	the representations and warranties in Clause 9 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

4	This notice cannot be revoked without the prior consent of the Lender.

5	[We authorise you to deduct from the Advance the amount of all accrued arrangement and commitment fees payable pursuant to Clause 19.1].

___________________________________________
Attorney-in-Fact
for and on behalf of

TYLER NAVIGATION INC.
and
PASEDENA NAVIGATION INC.

SCHEDULE 2

CONDITION PRECEDENT DOCUMENTS

In this Schedule 2 “Relevant Ship” means, in relation to a Tranche, the Ship in respect of which an Advance is being drawn.
PART A

The following are the documents referred to in Clause 8.1(a).

1.	A duly executed original of each Predelivery Security Assignment (and all notices and acknowledgements required thereunder) and of the Corporate Guarantee.

2.	Copies of the certificate of incorporation and constitutional documents of each Borrower and of the Corporate Guarantor.

3.
Copies of resolutions of the directors and shareholders of each Borrower and of the directors of the Corporate Guarantor, authorising the execution of each of the Finance Documents referred to at 1 above to which that Borrower or the Corporate Guarantor is a party and, in the case of a Borrower, authorising named officers to give the Drawdown Notices and other notices under this Agreement and ratifying the execution of the Shipbuilding Contract to which it is a party.

4.	The original of any power of attorney under which any Finance Document referred to at 1 above is executed on behalf of a Borrower or the Corporate Guarantor.

5.	Copies of all consents which any Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document or the Shipbuilding Contract to which it is a party.

6.
Copies of each of the Shipbuilding Contracts and of all documents signed or issued by the Borrowers or the Builder (or any of them) under or in connection with them, together with evidence of authorisation with respect to the execution thereof by the Builder.

7.	Originals of each of the Refund Guarantees, together with evidence of authorisation with respect to the execution thereof by the Refund Guarantor.

8.
All documentation required by the Lender in respect of any Borrower or Security Party pursuant to the Lender’s “Know your customer” requirements, together with such other documents or evidence as the Lender may reasonably require with respect to money laundering regulations.

9.	Evidence satisfactory to the Lender in its sole discretion regarding the ownership structure with respect to the Ships.

10.	Documentary evidence that the agent for service of process named in Clause 30 has accepted its appointment.

11.	Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Marshall Islands and such other relevant jurisdictions as the Lender may require.

12.	If the Lender so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Lender.

PART B

The following are the documents referred to in Clause 8.1(b).

1.
A duly receipted invoice from the Builder with respect to the payment by the relevant Borrower of the first instalment due under Article X2(a) of the Shipbuilding Contract relating to the Relevant Ship.

PART C

The following are the documents referred to in Clause 8.1(c).

1.	An invoice from the Builder showing all sums due and payable to the Builder pursuant to Article X2(b) of the Shipbuilding Contract relating to the Relevant Ship.

PART D

The following are the documents referred to in Clause 8.1(d):

1.	An invoice from the Builder showing all sums due and payable to the Builder pursuant to Article X2(c) of the relevant Shipbuilding Contract upon commencement of steel cutting for the Relevant Ship.

2.
A stage certificate issued by the Builder and countersigned by the classification society approved by the Lender and in a form acceptable to the Lender, confirming that steel cutting of the Relevant Ship has been carried out to the satisfaction of such classification society.

PART E

The following are the documents referred to in Clause 8.1(e):

1.	An invoice from the Builder showing all sums due and payable to the Builder pursuant to Article X2(d) of the relevant Shipbuilding Contract upon keel-laying of the Relevant Ship.

2.
Written confirmation from the relevant Borrower and the Approved Manager (if appointed) that they have irrevocably accepted and approved the building works which have been completed on the Relevant Ship up to the date of her keel-laying.

3.
A stage certificate issued by the Builder and countersigned by the classification society approved by the Lender and in a form acceptable to the Lender, confirming that keel-laying of the Relevant Ship has been carried out to the satisfaction of such classification society.

PART F

The following are the documents referred to in Clause 8.1(f):

1.	An invoice from the Builder showing all sums due and payable to the Builder pursuant to Article X2(e) of the relevant Shipbuilding Contract upon launching of the Relevant Ship.

2.
Written confirmation from the relevant Borrower and the Approved Manager (if appointed) that they have irrevocably accepted and approved the building works which have been completed on the Relevant Ship up to the date of her launching.

3.
A stage certificate issued by the Builder and countersigned by the classification society approved by the Lender and in a form acceptable to the Lender, confirming that launching of the Relevant Ship has been carried out to the satisfaction of such classification society.

PART G

The following are the documents referred to in Clause 8.1(g):

1.
A duly executed original of the Mortgage and the General Assignment (and of each document to be delivered under each of them) in respect of the Relevant Ship, the Accounts Pledge, the Master Agreement and the Master Agreement Security Deed.

2.	Documentary evidence that:

(a)
the Relevant Ship is in all respects ready to be delivered by the Builder to, and accepted by, the relevant Borrower under the relevant Shipbuilding Contract subject only to payment of the delivery instalment and that upon such payment the builder’s certificate, bill of sale and other documents to be delivered by the Builder to the relevant Borrower upon delivery of the Relevant Ship to that Borrower will be so delivered;

(b)	the Relevant Ship will on its Delivery Date be definitively and permanently registered in the name of the relevant Borrower under the Approved Flag;

(c)	the Relevant Ship will on its Delivery Date be in the absolute and unencumbered ownership of the relevant Borrower save as contemplated by the Finance Documents;

(d)
the Relevant Ship will on its Delivery Date be classed with the highest available class with Lloyds Register of Ships (or equivalent) free of all overdue recommendations and conditions of such Classification Society;

(e)
the Mortgage in respect of the Relevant Ship has been executed by the relevant Borrower and has been, or will immediately following drawdown of the Delivery Advance for such Ship be, registered against the Relevant Ship as a valid first priority ship mortgage in accordance with the laws of the Approved Flag State; and

(f)	the Relevant Ship will on its Delivery Date be insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

3.	Documents establishing that the Relevant Ship will, as from its Delivery Date, be managed by the Approved Manager on terms acceptable to the Lender, together with:

(a)	the Approved Manager’s Undertaking in respect of the Relevant Ship, together with a copy of the ship management agreement for the Relevant Ship;

(b)	copies of the Document of Compliance and Safety Management Certificate and ISSC;

(c)
copies of such other ISM Code or ISPS Code documentation as the Lender may by written notice to the relevant Borrower have requested not later than 2 days before the relevant Drawdown Date, certified as true and complete in all material respects by the relevant Borrower and the Approved Manager.

4.	Valuations of the Relevant Ship addressed to the Lender, prepared in accordance with Clause 14 and in a form satisfactory to the Lender.

5.	The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Accounts and the Retention Account.

6.
A favourable opinion from an independent insurance consultant appointed by the Lender on such matters relating to the insurances for the Relevant Ship as the Lender may require, and at the cost and expense of the Borrowers.

7.	A certified true copy of any time charter for the Relevant Ship in excess of twelve months, in a form and substance and with a charterer acceptable to the Lender in its sole discretion.

8.	Satisfactory, in the opinion of the Lender, Approved Flag State and classification society records as the Lender may request in respect of the Relevant Ship.

9.
Evidence satisfactory to the Lender that there has been no material adverse change in the financial condition of any Borrower or the Corporate Guarantor which could materially affect the Lender’s agreement to make available the Delivery Advance relating to the Relevant Ship.

Every copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of a Borrower.

SCHEDULE 3

AMOUNT OF EACH INSTALMENT UNDER EACH SHIPBUILDING CONTRACT

	Hull 2189	Hull 2190
First Instalment (already paid)	$4,423,500	$4,423,500
Second Instalment (six months after Contract signing)	$4,423,500	$4,423,500
Third Instalment (on steel cutting)	$8,847,000	$8,847,000
Fourth Instalment (on keel-laying)	$8,847,000	$8,847,000
Fifth Instalment (on launching)	$8,847,000	$8,847,000
Delivery Instalment	$8,847,000	$8,847,000
Total	$44,235,000	$44,235,000

SCHEDULE 4

MANDATORY COSTS

1.
Mandatory Costs are an addition to the interest rate to compensate the Lender for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Lender shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) in accordance with the paragraphs set out below.

3.
If the Lender is lending from an office in a Participating Member State, the Additional Cost Rate will be the percentage certified by the Lender to be its reasonable determination of the cost of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that office.

4.	If the Lender is lending from an office in the United Kingdom the Additional Cost Rate will be calculated by the Lender as follows:

(a)	if the Loan is denominated in pounds sterling:

AB + C ( B - D) + E x 0.01	per cent. per annum
100 - (A + C)

(b)	if the Loan is denominated in any currency other than pounds sterling:

E x 0.01	per cent. per annum
300

Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which the Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the applicable Margin and the Mandatory Costs and any additional rate of interest specified in Clause 6) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which the Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Lender on interest bearing Special Deposits.

E
is designed to compensate the Lender for amounts payable under the Fees Rules and is calculated by the Lender as being the average of the Fee Tariffs applicable to the Lender for that financial year and expressed in pounds per £1,000,000 of the Tariff Base of the Lender.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees fro the acceptance of deposits;

(c)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.
Any determination by the Lender pursuant to this Schedule in relation to a formula, the Mandatory Costs, an Additional Cost Rate or any amount payable to the Lender shall, in the absence of manifest error, be conclusive and binding on the Lender and the Borrowers.

8.
The Lender may from time to time, after consultation with the Borrowers, determine any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on the Lender and the Borrowers.

EXECUTION PAGE

BORROWERS

SIGNED by	)
for and on behalf of	)
TYLER NAVIGATION INC.	)
in the presence of:	)

SIGNED by	)
for and on behalf of	)
PASEDENA NAVIGATION INC.	)
in the presence of:	)

LENDER

SIGNED by	)
for and on behalf of	)
THE GOVERNOR AND	)
COMPANY OF THE BANK	)
OF SCOTLAND	)
in the presence of:	)

SK 23286 0002 889270